FOR IMMEDIATE RELEASE
Media Contact: Stacey Corso
510.735.2667
scorso@ziprealty.com

ZipRealty Reports Second Quarter 2013 Revenue Growth of 7% Year-Over-Year

•	Revenue of $21.7 million and Adjusted EBITDA of $1.1 million exceed prior expectations
•	$859 million in real estate transaction volume on ZipRealty’s technology platform rises 9% year-over-year on a same-market basis
•	A 37% year-over-year jump in new registered users and an 8% same-market increase in ZipRealty agents point to sustained revenue growth outlook for second half
•	Powered by Zip guided by new executive leadership

EMERYVILLE, Calif., Aug. 6, 2013 − ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the nation’s most prominent online technology-powered residential real estate brokerage firm and real estate marketing solutions provider, today announced financial results for its second quarter ended June 30, 2013.

Second Quarter 2013

Net revenues were $21.7 million, a 7% increase from the $20.3 million reported in the second quarter last year. The Company’s net income for the quarter was $324,000, or basic and diluted earnings per share of $0.02 and $0.01, respectively, compared to net income of $314,000, or basic and diluted earnings per share of $0.02, in the second quarter of 2012. Adjusted EBITDA for the quarter was $1.1 million, approximately equal to that of the prior year’s second quarter.

Lanny Baker, Chief Executive Officer and President of ZipRealty, commented, “We are pleased to announce strong financial results that confirm the appeal of our consumer products, the expertise of our agents and the growth and profitability potential of our strategy and business model. Second quarter results were stronger than we anticipated on both the top and bottom lines, and we expect continuing year-over-year revenue growth in the second half based on solid internal execution as well as healthy external real estate market trends.”

During the second quarter of 2013, ZipRealty saw continued strong growth in key leading indicators:

•	Total unique visitors to ZipRealty’s web and mobile properties grew 13% year-over-year in the second quarter, accelerating from first quarter growth and reaching a monthly average of 2.8 million consumers.

•	New registered users in the second quarter of 2013 increased 37% over the same quarter last year, and client introductions per agent grew 17% year-over-year.

•	The number of ZipRealty agents increased to 1,611 at quarter’s end, representing a 7% increase year-over-year and an 8% increase on a same-market basis. This increase is the strongest year-over-year agent count comparison since late 2010.

•	The average home sale price for ZipRealty’s closed transactions was $282,000 in the second quarter of 2013, a 13% increase from $250,000 in the second quarter of the prior year on a same-market basis.

“Building on last year’s return to positive Adjusted EBITDA, our financial priority for 2013 is reigniting ZipRealty’s growth, and we are particularly encouraged by our second quarter revenue growth, which was the strongest since the second quarter of 2010. Our owned-and-operated brokerage grew transaction revenue by 5%, also the highest rate since Q2 2010. Over the past 12 months, our brokerage revenue performance has improved relative to trends in the metropolitan areas we serve, and we believe ZipRealty is poised to gain local brokerage market share in the long term,” Mr. Baker said.

“We are driving growth in key metrics that feed our business model and support future financial performance. Our recruiting strategy is paying off with the hiring of additional agents during the second quarter that helped increase our same-market agent count by 8% over June 30, 2012. Meanwhile, product and technology innovations and improved customer acquisition are delivering strong increases in unique visitors, new registrations and client introductions per agent, while acquisition cost per lead in the second quarter declined 21% from a year ago,” he said.

ZipRealty reported continued growth in the Powered by Zip business during the second quarter. The Powered by Zip agent count was up 119% versus the second quarter of the prior year with increased penetration of existing accounts and the addition of new broker clients this year. “We are pleased with the initial progress in the Powered by Zip business and are now focused on driving growth,” stated Mr. Baker. “In June, we announced that Xavier Zang joined as President of Powered by Zip, and we are looking forward to the benefits of his expertise and leadership.”

As of June 30, 2013, a total of 2,095 agents within the owned-and-operated brokerage and the Powered by Zip network relied upon ZipRealty’s technology platform to serve consumers in 35 markets, generating $859 million in total real estate transaction volume during the second quarter.

“We also continued our product development momentum this quarter with the launch of the Seller Center, which provides online resources designed specifically for home sellers and listing agents, as well as further improvements to the Company’s mobile applications for iOS and Android devices. Since consumers are increasingly using mobile devices to search for, buy and even sell real estate, we are dedicated to continuing to enhance the mobile user experience,” said Mr. Baker. “These product advances support our strategy to extend ZipRealty’s technology leadership.”

Company Developments

•

Powered by Zip names new President. In an effort to strengthen and add to its partnerships with leading local brokerages across the country, the Company hired Xavier Y. Zang in June as the President of Powered by Zip. The PbZ program provides leading real estate brokerages with a comprehensive technology solution to attract, incubate and close transactions on behalf of home buyers and sellers. Zang joined PbZ from Microsoft Corp., where he served in various positions over the prior five years, most recently as Senior Director, Marketing Solutions. Mr. Zang’s career has been dedicated to building technology services and SaaS solution companies, making his leadership capabilities an ideal fit for PbZ.

•

Seller Center launched. ZipRealty continued to make innovations in the second quarter that benefit home buyers, sellers, real estate agents and brokerage firms. The Company launched its Seller Center, a suite of tools and services available for the first time ever to help home sellers value and market their homes. ZipRealty.com’s Seller Center includes three key components: The ZipQuote™ Estimate Page, an interactive pricing tool, and the expertise of highly rated local real estate professionals to help refine the listing price, develop a marketing strategy and assist sellers through the listing and selling process. Qualified professionals are the most important part of the Seller Center experience and are one of the best sources for determining a home’s value, while delivering personalized service along every step of the transaction process.

•

Mobile website released. In April, ZipRealty launched its mobile website, enabling consumers to access comprehensive real estate data on ZipRealty.com from their mobile devices, without having to download an app. In addition to viewing all of the homes for sale in a particular area, interested home buyers have immediate access to accurate and complete real estate data, including home listings that are updated every two minutes, multiple photos, interactive maps, neighborhood statistics, nearby schools, public transportation and Walk Score ratings, as well as the ability to connect with a qualified real estate agent. The mobile website has geolocation so users can easily find their current location while on the go, including nearby homes for sale, and easily contact a local ZipRealty or PbZ agent. A unique feature of the mobile website is ZipRealty’s Listing Check tool, which gives buyers the ability to determine which homes are really for sale and which are off the market.

•

Mobile application downloads exceed 3.5 million. ZipRealty’s product development team continued to upgrade and improve the Company’s mobile applications for iOS and Android devices in the second quarter. As of June 30, 2013, ZipRealty’s mobile apps had been downloaded more than 3.5 million times.

Balance Sheet & Liquidity

As of June 30, 2013, the Company had approximately $12.8 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to March 31, 2013, the Company’s cash, cash equivalents and short-term investments were higher by approximately $1.9 million.

Financial Outlook

Based on current information, the Company expects 2013 third quarter revenue to be in the range of $20.7 million to $21.7 million, representing 5% to 10% growth compared to revenue of $19.8 million in the third quarter of 2012. Third quarter Adjusted EBITDA is expected to range from $0.1 million to $0.5 million.

For the full year, the Company expects 2013 revenue to be in the range of $76.5 million to $78.5 million, reflecting 5% to 10% year-over-year revenue growth in the second half of 2013, and mid-single-digit growth compared to revenue of $73.8 million for the full year 2012. Adjusted EBITDA is expected to be positive for full year 2013.

The Company expects to end 2013 with greater than 1,700 ZipRealty agents, a double-digit percentage increase over year-end 2012. Same-market closed transaction volume in the Company’s owned-and- operated brokerage unit is expected to be approximately 10,000 for the full year. Year-end 2013 cash balances are expected to be above March 31, 2013 levels.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance, including litigation settlement charges associated with the Company’s former model for its agents, which has since been transitioned from an employee to an independent contractor model. This non-GAAP measure is provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss) is provided in the attached tables.

Conference Call Details

A conference call to report second quarter financial results will be on webcast live on Tuesday, August 6, 2013 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing (866) 515-2911, passcode: 37662947. A replay of the call will also be available through August 13, 2013 at (888) 286-8010 and passcode: 43961603.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via their website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. ZipRealty’s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 16 markets.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the Company’s expectations for future growth and profitability, including in its owned-and-operated and Powered by Zip businesses, the Company’s expectations for continuing year-over-year revenue growth in the second half of 2013, the Company’s expectations for growth in local brokerage market share in the long term, and statements under “Financial Outlook” concerning expected net revenues and Adjusted EBITDA for the remainder of 2013, expected agent count and cash balances at the end of 2013, and same-market closed transaction volume for full year 2013. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, the Company’s ability to reverse market share declines, to build its new and unproven Powered by Zip network, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to successfully adapt to changes in the management team, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2012. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

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www.ziprealty.com

ZipRealty, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts and operating data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net revenues	$21,665	$20,288	$37,057	$36,361

Operating costs and expenses
Cost of revenues	12,392	11,098	21,095	19,435
Product development (1)	1,829	1,693	3,676	3,494
Sales and marketing	5,374	5,026	10,400	10,858
General and administrative	1,716	2,067	3,551	4,173
Litigation settlement charges	7	-	85	-
Restructuring charges, net	5	95	62	1,157
Total operating costs and expenses	21,323	19,979	38,869	39,117

Income (loss) from operations	342	309	(1,812)	(2,756)
Interest income	1	5	3	13
Income (loss) before income taxes	343	314	(1,809)	(2,743)
Provision for income taxes	19	-	35	-

Net income (loss)	$324	$314	$(1,844)	$(2,743)

Net income (loss) per share:
Basic	$0.02	$0.02	$(0.09)	$(0.13)
Diluted	$0.01	$0.02	$(0.09)	$(0.13)

Weighted average common shares outstanding:
Basic	20,830	20,650	20,783	20,619
Diluted	21,700	20,663	20,783	20,619

(1) Amortization of internal-use software and website development costs included in product development

Supplemental operating data (unaudited) (2)
Number of agents at beginning of period	1,576	1,624	1,540	1,701
Number of agents at end of period	1,611	1,508	1,611	1,508
Total value of real estate transactions closed during period (in millions)	$781.4	$734.3	$1,315.0	$1,280.1
Number of transactions closed during period (3)	2,769	2,924	4,852	5,336
Average net revenue per transaction during period (4)	$7,254	$6,560	$7,022	$6,342
Same market number of agents at beginning of period	1,576	1,586	1,540	1,615
Same market number of agents at end of period	1,611	1,490	1,611	1,490
Same market total value of real estate transactions closed during period (in millions)	$781.4	$729.7	$1,315.0	$1,251.3
Same market number of transactions closed during period (3)	2,769	2,915	4,852	5,228
Same market average net revenue per transaction during period (4)	$7,254	$6,551	$7,022	$6,343

(2) Supplemental operating data includes owned-and-operated markets only.
(3) The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.
(4) Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP Adjusted EBITDA to net income (loss) (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income (loss)	$324	$314	$(1,844)	$(2,743)
Add back:
Interest income	(1)	(5)	(3)	(13)
Provision for income taxes	19	-	35	-
Depreciation and amortization	469	433	947	870
Stock-based compensation expense	287	294	556	519
Restructuring charges, net	5	95	62	1,157
Litigation settlement charges	7	-	85	-
Non-GAAP Adjusted EBITDA	$1,110	$1,131	$(162)	$(210)

ZipRealty, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$12,841	$12,921
Accounts receivable, net of allowance of $15 and $15, respectively	1,845	1,496
Prepaid expenses and other current assets	1,166	1,763
Total current assets	15,852	16,180
Restricted cash	500	500
Property and equipment, net	2,767	2,387
Other assets	316	362
Total assets	$19,435	$19,429

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,150	$823
Accrued expenses and other current liabilities	4,904	4,293
Accrued restructuring charges, current portion	96	221
Total current liabilities	6,150	5,337
Other long-term liabilities	593	592
Total liabilities	6,743	5,929

Stockholders' equity
Common stock: $0.001 par value; 100,000 shares authorized: 24,532 and 24,303
shares issued and 20,922 and 20,692 outstanding, respectively	25	24
Additional paid-in capital	160,465	159,430
Accumulated deficit	(130,178)	(128,334)
Treasury stock, at cost: 3,610 and 3,610 shares, respectively	(17,620)	(17,620)
Total stockholders' equity	12,692	13,500

Total liabilities and stockholders' equity	$19,435	$19,429

ZipRealty, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net loss	$(1,844)	$(2,743)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	947	870
Stock-based compensation expense	556	519
Non-cash restructuring charges	-	2
Provision for doubtful accounts	5	(7)
Amortization of short-term investment premium	-	35
Loss on disposal of property and equipment	-	4
Changes in operating assets and liabilities:
Accounts receivable	(354)	(401)
Prepaid expenses and other current assets	591	346
Other assets	46	16
Accounts payable	327	(271)
Accrued expenses and other current liabilities	611	(543)
Accrued restructuring charges, current portion	(125)	142
Other long-term liabilities	1	(136)
Net cash provided by (used in) operating activities	761	(2,167)

Cash flows from investing activities:
Proceeds from sale of short-term investments	-	3,750
Purchases of property and equipment	(1,295)	(915)
Net cash provided by (used in) investing activities	(1,295)	2,835

Cash flows from financing activities:
Proceeds from stock option exercises	454	79
Acquisition of treasury stock	-	(8)
Net cash provided by financing activities	454	71
Net increase (decrease) in cash and cash equivalents	(80)	739
Cash and cash equivalents at beginning of period	12,921	12,634
Cash and cash equivalents at end of period	$12,841	$13,373